UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [_]

Check the appropriate box:
[ ] Preliminary Proxy Statement.
[_] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[X] Definitive Proxy Statement [_] Definitive additional materials.
[_] Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12.

                      MAGNITUDE INFORMATION SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1.  Title of each class of securities to which transaction applies:

    2.  Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4.  Proposed maximum aggregate value of transaction:

    5.  Total fee paid:

[_] Fee paid previously with preliminary materials. [_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1. Amount Previously Paid: _____________________________________
      2. Form, Schedule or Registration Statement No.: _______________
      3. Filing Party: _______________________________________________
      4. Date Filed: _________________________________________________

                       MAGNITUDE INFORMATION SYSTEMS, INC.

                               401 State Route 24
                            Chester, New Jersey 07930
                           --------------------------

                                    NOTICE OF
                         SPECIAL MEETING OF STOCKHOLDERS
                            -------------------------

                                 March 31, 2006
                            -------------------------

      NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders ("Special Meeting") of Magnitude Information Systems, Inc. (the "Company") will be held at 401 State Route 24, Chester, New Jersey 07930 on March 31, 2006, at 10:30 a.m., for the following purposes, all as more fully described in the attached Proxy
Statement:

      1. To elect four directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified (Proposal
One);

      2. To ratify an amendment to the Company's Certificate of Incorporation increasing the number of authorized common shares from 200,000,000 to 300,000,000 (Proposal Two);

      3. To ratify and approve the Amendment to the Employment Agreement of Steven D. Rudnik, President and Chief Executive Officer (Proposal Three);

      4. To consider and act upon a proposal to ratify the appointment of Rosenberg Rich Baker Berman & Company as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005 (Proposal
Four); and

      5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed the close of business on February 6, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      You are requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

By Order of the Board of Directors

/s/ Joerg H. Klaube
---------------------------------
Joerg H. Klaube, Secretary and
Chief Financial Officer
Chester, New Jersey
March 9, 2006

                      MAGNITUDE INFORMATION SYSTEMS, INC.

                               401 State Route 24
                            Chester, New Jersey 07930
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 2006
                           --------------------------

      This Proxy Statement and the accompanying form of proxy is furnished to stockholders of Magnitude Information Systems, Inc. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Special Meeting of Stockholders to be held at 401 State Route 24, Chester, New Jersey 07930 on March 31, 2006, at 10:30 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted FOR the election of the nominees listed herein.

      The Company's executive offices are located at 401 State Route 24 Chester, New Jersey 07930. On or about March 9, 2006, this Proxy Statement and the accompanying form of proxy, together with a copy of the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004,without exhibits, are to be mailed to each stockholder of record as of the close of business on February 6, 2006.

VOTING SECURITIES

        The Board of Directors has fixed the close of business on February 6, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting or any and all adjournments thereof. As of February 6, 2006, the Company had issued and outstanding 140,606,672 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Special Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Special Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Special Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

SHARE OWNERSHIP

      The following table sets forth certain information as of February 6, 2006 (on which date 140,606,672 shares of the Company's Common Stock were outstanding), with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer whose compensation exceeded $100,000 in fiscal 2005, and (iv) all directors and executive officers as a group:

                                                                     Amount and
                                                                      Nature of
Name and Address of                                                   Beneficial   Percent of
Beneficial Owner                                                     Ownership(1)     Class
----------------                                                    -------------    -------
Mark Chroscielewski                                                         -           -
Senior Vice President
Business Development
Steven L. Gray                                                        3,564,096(2)     2.48%
Steven W. Jagels                                                        584,583(3)     0.41%
Senior Vice President
Information Systems
Joerg H. Klaube                                                       1,400,000(4)     0.99%
Senior Vice President
Secretary and
Chief Financial Officer
Steven D. Rudnik                                                      4.411.111(5)     3.04%
Chief Executive Officer
President
Joseph J. Tomasek                                                     2,847,166(6)     1.99%

Address of all persons above: c/o the Company.

All Directors and Executive Officers                                 12,806,956        8.41%
as a Group (6 persons)
Christoph Marti                                                      10,300,000(7)     7.06%
Kuerzestrasse 25, CH-4562 Biberist, Switzerland
Victor Cilli                                                         14,000,000(8)     9.42%
61 E. Central Ave., Maywood, N.J. 07607

* The Company also has issued and outstanding as of February 6, 2006, 305,666 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.

----------------------------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of February 6, 2006. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.
(2) Includes 2,855,996 common shares underlying 28,560 shares of convertible preferred shares.
(3)   Includes options for 564,583 shares.
(4) Consists of 1,400,000 common shares underlying 14,000 shares of convertible preferred shares.
(5) Consists of 4,411,111 common shares underlying 44,111 shares of convertible preferred shares.
(6) Includes 2,180,500 shares underlying 21,805 shares of convertible preferred stock, and warrants for 333,333 shares.
(7)   Includes warrants for 5,300,000 shares.
(8) Includes 5,000,000 held by affiliates and 8,000,000 shares underlying warrants held by affiliates.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

      The Company's Certificate of Incorporation, as amended, and Restated Bylaws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Certificate of Incorporation, as amended and Restated Bylaws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors is currently fixed at a minimum of four (4) and a maximum of nine (9). There are currently four members on the Board of Directors. Pursuant to the Company's Certificate of Incorporation, as amended, and Restated Bylaws, the Board of Directors, on October 11, 2005, voted to nominate Steven D. Rudnik, Ivano Angelastri, Steven Gray and Joseph J. Tomasek as Directors for a one (1) year term until the 2006 Annual Meeting. On December 2, 2005, Joerg H. Klaube, our Chief Financial Officer, was appointed as a member of our Board of Directors while Board member, Ivano Angelastri, resigned from his director position on our Board for personal reasons unrelated to the Company or his prior service as a director.


The names and ages of all executive officers, directors and significant employees of the Company are as follows:

Name                   Positions                    Term Served  (Expires)
--------             ---------------               ------------------------
Steven D. Rudnik     Director (Chairman             Feb. 11, 2000  (2004)
                     of the Board)
                     President, Chief Executive     Jan. 8, 1999 (March 2, 2004)
                     Officer

Mark Chroscielewski  Sr. Vice President             Jan.2, 2003
                     Business Development

Joerg H. Klaube     Sr. Vice President, Secretary,  Jul. 31, 1997
                    Chief Financial Officer and     (April 15, 2004)
                    Director                        December  2, 2005

Steven W. Jagels    Sr. Vice President              Feb. 18, 1998

Steven L. Gray      Director                        May 18, 2000 (2004)

Ivano Angelastri    Director                        May 18, 2000 (2004)
                                                    to December 2, 2005*
Joseph J. Tomasek   Director                        Feb. 11, 1999 (2004)


*On December 2, 2005, Mr. Angelastri resigned from his position as a director of the Company for personal reasons unrelated to the Company or his prior service as a director.

There are no family relationships among the Company's Officers and Directors.

      Steven D. Rudnik, Age 46 - Chairman and Chief Executive Officer, President. Mr. Rudnik personally developed many of the copyrighted software products offered by Magnitude Information Systems. Mr. Rudnik co-founded Rolina Corporation in 1996. Prior to 1996, Mr. Rudnik had executive level positions in software product development and software company operations. In 1983, Mr. Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide "large cap" institutional investor market. These product families generated over US$ 25 million in sales from more than 400 clients in 23 countries. Mr. Rudnik was Executive Vice President and Partner at Randall-Helms when it was sold in 1995.


      Mark Chroscielewski, Age 47 - Senior Vice President Business Development. Since joining the Company in January 2003 Mark Chroscielewski manages our strategic alliances and develops new marketing strategies to present our products to both the productivity and ergonomic segments of the corporate marketplace. Prior to joining our Company, Mr. Chroscielewski was the principal of a consulting firm, specializing in the development of proprietary data mining software, modeled for corporate customers seeking an enterprise-wide application for their customer relations management programs. This software was utilized by Columbia/HCA, the largest healthcare enterprise in the world, to support its healthcare claims protocol. Mark's experience includes the co-founding, in 1988, of a multi-national software marketing enterprise, CrossZ International. As Chairman and Chief Executive Officer, Mr. Chroscielewski grew this company to 80 plus employees, established international operations, sold product to many fortune 100 companies including American Express, Philip Morris and MCI while raising approximately $37 million in equity capital to fund its business and growth. After participating in its initial public offering in 1997, CrossZ Software was sold to an Italian consortium, Intelitec in 2002, and is now now called CrossZ Solutions SA

      Joerg H. Klaube, Age 64 - Chief Financial Officer, Senior Vice President and Director. Joined Magnitude, Inc. in December 1994. In a transition development, Mr. Klaube was appointed to the Board of Directors on December 2, 2005, and his Chief Financial Officer position was transitioned from full-time to part-time, effective on such date. An amendment to this agreement provides for a fifty (50%) percent reduction in his base salary with a termination of his employment on March 31, 2006 or sooner in the event the Company hires a full-time replacement. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr. .Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

      Steven W. Jagels, Age 46 - Senior Vice President Information Systems. Mr. Jagels joined Magnitude in February 1998. Mr. Jagels has 20 years of software development experience in such diverse disciplines as clinical laboratory analysis, stock market modeling, artificial intelligence, and retail business applications. Mr. Jagels also has experience in the software industry, including software management, project development, systems analysis, and training. Prior to his software career, Mr. Jagels had five years experience in biomedical engineering and management.

      Steven L. Gray, Age 57 - Director. Mr. Gray was elected to serve on the Board on May 18, 2000. He is a resident of Venice, Florida. For the past six years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

      Ivano Angelastri, Age 43 - Director. Mr. Angelastri was elected to serve on the Board on May 18, 2000. He is a resident of Zurich, Switzerland. On December 2, 2005, Mr. Angelastri resigned from his position as a director of the Company for personal reasons unrelated to the Company or his prior service as a director. Mr. Angelastri has been active in portfolio management services for many years. Since January 24, 2001 he is a director of T&T Vermoegensverwaltungs AG, Zurich, Switzerland, whose main business is asset management and financial consulting services for private and institutional clients. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he performed financial advisory and portfolio management services.

      Joseph J. Tomasek, Age 58 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years. Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the area of corporate law.

EXECUTIVE COMPENSATION

The following table sets forth all compensation and executive capacities for the fiscal years ended December 31, 2004, December 31, 2003, and December 31, 2002, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for certain other most highly compensated employees:

----------------------------------------------------------------------------------------------------------
                                                       Other         Restricted     Securities     All
       Name and                                       Annual           Stock        Underlying    Other
  Principal Position    Year  Salary       Bonus   Compensation        Awards        Options     Compens.
  ------------------    ----  ------       -----   ------------      ----------     ----------   --------
                                ($)         ($)         ($)             ($)            ($)          ($)
                                ---         ---         ---             ---            ---          ---
                                (1)                     (2)             (3)            (4)          (5)
----------------------------------------------------------------------------------------------------------
Steven D. Rudnik        2004   133,333                  13,364       36,000              -        3,250
Chief Executive         2003        (6)         -       15,262       27,000              -        3,250
Officer,                2002   133,333          -       12,560       42,000              -        3,250
President                           (7)
                               133,333
                                    (8)
----------------------------------------------------------------------------------------------------------
 Mark                   2004   125,000          -        6,000            -              -        8,400
Chroscielewski          2003   125,000          -        6,000            -              -        8,400
Sr. Vice President      2002         -          -            -            -              -            -
Business
Development
----------------------------------------------------------------------------------------------------------
Joerg H. Klaube         2004   125,000          -       11,404       36,000              -        1,710
Sr. Vice President,     2003   125,000          -       11,404       67,000              -        1,710
CFO                     2002   125,000          -        9,087       42,000              -        1,710
----------------------------------------------------------------------------------------------------------
Steven W. Jagels        2004   108,333          -        9,000            -              -        1,940
Sr. Vice President      2003   108,333          -       11,083            -              -        1,940
Information Systems     2002   108,333          -        9,000            -              -            -
----------------------------------------------------------------------------------------------------------
All executive
officers                2004   491,666          -       39,768       72,000              -       15,300
As a group (4
persons)
----------------------------------------------------------------------------------------------------------

-------------------------

(1) The value of other non-cash compensation, except for the items listed under (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2)   Consists of automobile expenses allowances and vacation pay-out.
(3) During 2004, the Board of Directors approved stock awards of 300,000 restricted shares to Rudnik and of 300,000 restricted shares to Klaube. During 2003, the Board of Directors approved stock awards of 300,000 restricted shares to Rudnik and of 800,000 restricted shares to Klaube. During 2002, the Board of Directors approved stock awards of 300,000 restricted shares each to Rudnik and Klaube. These shares are listed in the table above at the market price for unrestricted stock quoted at the time of the award. The number and value of the aggregate restricted stock holdings at the end of fiscal year 2003 (using market prices of unrestricted stock at the end of the fiscal year) are as follows:
      S.Rudnik: 4,744,445 shares - $616,778; J.Klaube: 1,400,000 shares -
      $182,000. The valuation of stock awards and end-of-year holdings is in conformity with guidelines set forth for SEC Regulation S-B Item 402
      (b)(2)(iv). All such shares are fully vested. The Company does not currently foresee to pay dividends on any of these shares.
(4)   See table for "Stock Options" below.
(5)   Consists of premiums for health and personal life insurance.

(6) During 2004, the Board of Directors approved the issuance of 16,667 shares of Series E Senior Convertible Stock, since converted into 1,666,667 restricted shares, and warrants for the purchase of 833,333 common shares, exercisable during three years at $0.15/share, in lieu of $100,000 cash salary; the stated salary figure includes such common shares, valued at the nominal $100,000 which they replaced.
(7) During 2003, the Board of Directors approved the issuance of 1,000,000 restricted shares in lieu of $100,000 cash salary; the stated salary figure includes such shares, valued at the nominal $100,000 which they replaced.
(8) During 2002, the Board of Directors approved the issuance of 1,100,000 restricted shares in lieu of $110,000 cash salary; the stated salary figure includes such shares, valued at the nominal $110,000 which they replaced.
(9) The value of other non-cash compensation, except for the items listed under (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.

STOCK OPTION GRANTS IN LAST FISCAL YEAR:

      The Company did not grant any stock options to any officer, director or employee of the Company during fiscal year 2004 under the Company's 1997 Stock Option Plan, the Company's 2000 Stock Incentive Plan, or outside of any plan nor did any officer, director or employee of the Company exercise any previously granted stock options or warrants during this period.


      In May, 2005, the Company issued 1,000,000 shares of common stock and 1,000,000 warrants, exercisable at $0.15 per share over three years, to our president and chief executive officer in lieu of $100,000 cash of his base salary for 2005.

Employment Agreements

In April 2002, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of the Company for a period of five years, replacing an earlier employment agreement dated February 1998, as amended. Base salary under the agreement is $133,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment. Proposal Three of this proxy statement seeks shareholder approval to a proposed amendment to Mr. Rudnik's employment agreement at page 18 of this proxy statement.

In April 2002, the Company entered into an employment agreement with Joerg H. Klaube, its current Senior Vice President and Chief Financial Officer, to serve in that capacity for a period of five years, replacing an earlier employment agreement dated April 1996, as amended. Base salary under the agreement is $125,000 per year with predetermined increases effective upon the Company achieving certain revenue goals. On December 2, 2005, we amended this Employment Agreement to provide that (1) the term of the Agreement will end on March 31,2006,or sooner in the event the Company hires a replacement; (2) Mr. Klaube will work no less than fifty (50%) percent of the work week as the Company's Chief Financial Officer; (3) Mr. Klaube's base annual salary was reduced to $62,500, and;(4) all of the other terms and provisions of the Employment Agreement remain in full force and effect. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

In April 2002, the Company entered into an employment agreement with Steven W. Jagels, its current Senior Vice President Information Technology, to serve in that capacity for a period of five years. Base salary under the agreement is $108,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

COMPENSATION OF DIRECTORS:

      Outside directors are awarded stock options for 40,000 shares each upon commencement of their office. In addition, the three incumbent outside directors have been granted, in 2004, restricted stock awards for services rendered, as follows: I. Angelastri 300,000 common shares; S. Gray 450,000 common shares, J. Tomasek 800,000 common shares.

      During 2004, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184 for legal services. One other outside director was paid $10,400 for services performed.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      Meeting Attendance. During the fiscal year ended December 31, 2004, there were 13 meetings of the Board of Directors attended by all of the directors. The Board of Directors has one standing committee, the Audit Committee.

AUDIT COMMITTEE

      The Company has appointed an Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002, comprised of two non-employee directors, Steven Gray and Ivano Angelastri, who meet the definition of independent pursuant to the rules of the SEC and the rules applicable to companies whose securities are traded on the Electronic Bulletin Board, OTC market maintained by the National Association of Securities Dealers, Inc. (the "NASD") Steven Gray meets the definition of an Audit Committee Financial Expert as such term is used in the rules and regulations of the SEC. The Board of Directors has adopted a written charter, a copy of which is included in this proxy statement as Exhibit D. The Audit Committee's responsibilities include: overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's independent auditors and other matters as may be assigned by the Board of Directors. Notwithstanding the appointment of the Audit Committee members, during fiscal year 2004 and through the date of this proxy statement, the Board of Directors assumed all of the duties and responsibilities of the Audit Committee. Directors Steven Rudnik and Joseph J. Tomasek, as Board members performing the duties and responsibilities of the Company's Audit Committee along with Messrs. Angelastri and Gray, are not independent under applicable SEC rules since Mr. Rudnik is an executive officer and Mr. Tomasek is paid by the Company for his legal services. The Board of Directors, in its capacity as the Audit Committee, did not issue any reports during fiscal year 2004.


The Board of Directors discussed the audited financial statements for the fiscal year 2004 with management of the Company. Additionally, the Board of Directors discussed with Rosenberg Rich Baker Berman & Company, its the independent public registered accounting firm, the matters required under the Statement of Auditing Standards (the "SAS" ), No. 61, received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with its independent accountants the independent accountant's independence. In accordance with the foregoing, the Board of Directors, functioning as the Audit Committee, determined that the financial statements as of and for the fiscal years ended December 31, 2004 and 2003 audited by Rosenberg Rich Baker Berman & Company be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.


      The Board of Directors performed the functions of the compensation committee, reviewing, negotiating and approving the proposed Amendment to Employment Agreement of Steven D. Rudnik, our President and Chief Executive Officer, subject to the approval of Company stockholders, and is discussed in this proxy statement under Proposal Three found at page 18 below. In addition, the Board of Directors performed the functions of a nominating committee, and each of our directors, Steven D. Rudnik, Steven Gray, Ivano Angelastri and Joseph Tomasek participates in the consideration of director nominees. The Board of Directors has not yet appointed a nominating committee nor has it adopted a charter for such a committee prior to the date hereof. The Board of Directors believes that it can serve and perform the functions of a nominating committee, to wit, selecting and recommending individual nominees for election to the Board, as it is presently constituted. Board members Steven Gray and Ivano Angelastri, serving in their capacities as Board members performing the functions of a nominating committee, are deemed independent under the rules applicable to companies whose securities are traded on the Electronic Bulletin Board, OTC market maintained by the National Association of Securities Dealers, Inc. The Board of Directors has not adopted a policy with regard to the consideration of any director candidates recommended by stockholders since prior to the date of this proxy statement, no stockholder has ever recommended a director candidate to management or to the Board of Directors.

Independence of Directors

      The Company's common stock is listed for trading on the Electronic bulletin Board and follows the NASD rules in determining whether a director is independent. The Board of Directors also consults with counsel to ensure that the Board's determinations are consistent with those rules and relevant securities and other laws regarding director independence. Consistent with these considerations, the Board of Directors has affirmatively determined that Steven Gray will be an independent director for the ensuing year. The remaining directors are not independent because they are either employed by the Company or are paid over $60,000 per year for services rendered to the Company.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of ownership and changes in ownership of our Common Stock during the fiscal year ended December 31, 2004. We believe that our officers and directors complied with all these filing requirements during the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand, which was repaid in April 2002, with the remaining balance of $274,890 maturing July 1, 2002. On February 19, 2002, the maturity of the term portion of $274,890 was extended to July 2003, and the board of directors of the Company approved a change in the conversion option towards a rate of $0.10 per share. In January 2004, $175,000 was repaid and the maturity of the remaining open balance of $99,890 was extended to January, 2005. This amount is currently open and unpaid and payable on demand.

      In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

      During the first quarter in 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

      During the third quarter, five directors and officers of the Company received a total 1,500,000 restricted common shares as remuneration for services as members of the board of directors. One outside director who also serves as the legal and securities counsel of the Company received 500,000 restricted common shares as compensation for his commitment and agreement to continue to invoice the Company for legal services at a reduced rate, in connection with legal services rendered during fiscal year 2004.

      During the third quarter the Company's chief executive officer extended short term loans aggregating $100,000 to the Company. These loans carried interest at the rate of 10% per year and were subject to a loan origination fee of 4%. At December 31, 2004, all such loans had been repaid.

      During 2004, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184 for legal services. One other outside director was paid $10,400 for services performed.

Shareholder Communications with the Board

      Shareholders wishing to communicate with members of the Board of Directors or with the audit committee may send an email to shareholder@magnitude.com, indicating to which director or directors the email should be directed. Alternatively, shareholders may send a letter to the Secretary of the Company with instructions as to which director(s) is to receive the communication. The Company's Secretary will forward the written communication to each member of the Board of Directors identified by the security holder or, if no individual director is identified, to all members of the Board of Directors.

Director Attendance at Special and Annual Meetings of Shareholders

      The Company's policy is to request that each director attend all of the Company's annual and special meetings of shareholders. We have not held an annual or special meeting of stockholders since our annual meeting of 2000.Our Bylaws require that we hold an annual meeting of stockholders in May of each year. All of the Company's directors attended the last meeting of shareholders in 2000.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

      The Board of Directors is currently comprised of four (4) members whose terms expire at the next annual meeting of shareholders or until their successors are duly elected and qualified.

      We have nominated Steven D. Rudnik, Steven L. Gray, Joerg H. Klaube and Joseph J. Tomasek for terms that will expire at our next annual meeting in the year 2006.

      Unless you indicate that your vote is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of the nominees. In case any of the nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

      The nominees, their ages, the year in which each began serving as a director, and their business experience is set forth above at page 5 of this proxy statement


                                  PROPOSAL TWO

                      INCREASE IN AUTHORIZED COMMON SHARES

             AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION


      On October 11, 2005 the Board of Directors unanimously approved an amendment to the Company's Certificate of Incorporation to permit the Company to issue up to 300,000,000 shares of common stock. The resolution was as follows:

      "RESOLVED, that the Company's Certificate of Incorporation shall be amended to increase the common shares that the Company is authorized to issue from 200,000,000 to 300,000,000 shares."

      The Board directed that the amendment be voted on by stockholders and a copy of the proposed Amendment to the Company's certificate of incorporation is included in this proxy statement as Exhibit A.

PURPOSE AND APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of 200,000,000 shares of Common Stock. The Company's Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 200,000,000 shares to 300,000,000 shares. As of February 6, 2006, the Company has 140,606,672 shares of issued and outstanding Common Stock, outstanding options to purchase 7,036,324 shares of Common Stock as well as 49,886,017 outstanding common stock purchase warrants of which 1,666,667 are exercisable at the earliest in May, 2006, and convertible preferred stock, convertible into 14,671,472 shares of Common Stock. Of the 14,671,472 common shares underlying our outstanding convertible preferred stock, 11,247,607 are only issueable in March, 2006, upon the automatic conversion of the 112,476 Series E preferred shares issued to our officers and directors in exchange for their surrender and cancellation of 11,247,607 common shares in September, 2005, to provide sufficient shares to accommodate the Company's current private placement. An additional 1,666,667 shares underlie 16,667 Series E preferred shares issued to an investor which automatically convert into common shares in May, 2006.

In September, 2005, our officers and directors surrendered for cancellation 4,507,709 stock options, 2,281,916 common stock purchase warrants and 11,247,607 common shares in order to provide sufficient authorized common shares to accommodate the Company's current private placement. We replaced the surrendered and cancelled common shares with shares of our Series E preferred stock which are automatically convertible in March, 2006, into 11,247,607 common shares, the amount of common shares equal to those surrendered. We also intend to reissue the 4,507,709 stock options, and reserve and set aside 4,507,709 common shares underlying these stock options, and to reissue 2,281,916 warrants, and reserve and set aside 2,281,916 common shares underlying these warrants, to our officers and directors to replace their previously canceled stock options, warrants and the common shares underlying these securities following adoption by the shareholders of the proposed amendment.

Each share of the Company's Common Stock entitles the holder to one vote on each matter submitted to a vote of stockholders. There is no cumulative voting. The holders of the Company's Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company's Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's Common Stock.

The general purpose and effect of the amendment to the Company's Certificate of Incorporation is to authorize 100,000,000 additional shares of Common Stock. The Board of Directors has approved this amendment to provide additional common shares: to accommodate outstanding options, warrants and convertible securities; to provide sufficient common shares necessary to replace the 4,507,709 stock options and 2,281,916 warrants surrendered by our officers and directors and which stock options and warrants will have terms and provisions identical to those surrendered, and will have an equal amount of underlying common shares as those surrendered; to provide the 11,247,607 common shares necessary to replace those previously surrendered for cancellation by our officers and directors which will accommodate the automatic conversion in March, 2006 of the Series E preferred stock issued to our officers and directors, and; to accommodate the contemplated issuance of up to 8,333,332 common shares in our current private placement.

At the present time, your Board of Directors intends to utilize an aggregate 18,037,232 of the new common shares to be authorized to underlie the 4,507,709 stock options, 2,281,916 common stock purchase warrants and the 112,476 Series E preferred shares we will reissue or issue to replace those securities previously surrendered by our officers and directors for cancellation, following the adoption of the subject amendment. Apart from utilizing these new common shares in connection with the replacement of stock options, warrants and common shares for our officers and directors and except as intended for issuance in our current private placement the Board of Directors has no other current plan, arrangement or proposal to issue any additional shares of Common Stock. However, you should know that if the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

OUR OUTSTANDING PREFERRED STOCK

Our Outstanding Series A, Series C and Series E Preferred Stock.

We have issued an aggregate (1) 29,300 shares of Series A Preferred Stock, (2) 100,000 shares of Series C Preferred Stock and (3) 129,143 shares of Series E Preferred Stock. The Series A and C preferred shares are presently convertible into 1,757,198 common shares while the 112,476 Series E preferred shares are automatically convertible into 12,914,274 common shares in March, 2006.

TERMS OF OUR SERIES A STOCK

The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-Special cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% Specially during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% Specially. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

TERMS OF OUR SERIES C STOCK

The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% Specially. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

TERMS OF OUR SERIES E STOCK

As stated above, we have 129,143 shares of Series E Stock currently outstanding. Our shares of Series E Stock are automatically convertible into 100 Company common shares six months after their issuance, and will convert into an aggregate 12,914,274 common shares. The Series E Stock accrues cumulative dividends at the rate of 6% per annum on the stated value of the shares, payable in cash upon their automatic conversion date and when declared by the Board of Directors. The Series E Stock has priority in dividend payments over all of the Company's common stock and all of the other series of Company preferred shares outstanding. In the event of liquidation, the Series E Stock has rights to be paid out of the net assets of the Company on a par, prorated basis with all of the other series of outstanding preferred shares. The Company's outstanding preferred stock have a liquidation preference and priority over the Company's outstanding common stock. The holders of the Series E stock as well as the holders of all other series of outstanding preferred shares, have no voting rights.


The officers and directors who surrendered an aggregate 11,247,607 common shares and received 112,476 Series E Stock in exchange, waived their rights to receive any dividends associated with these shares of preferred stock.


      1. Private Placements. Commencing in October,2004 and terminating in April, 2005, we conducted a private placement and issued 13,970,000 units, comprised of 14,220,000 common shares and 14,220,000 warrants, to 24 foreign-based and U.S. accredited investors at the subscription price of $0.10 per unit, raising gross proceeds of $1,422,000 and out of which the Company paid aggregate fees of $101,000 to its Swiss and U.S. placement agents. Of this amount, we paid one of our Swiss placement agents, S&I Consulting, $3,000 and our other Swiss placement agent, Mr. Nicholas Rogivue, a finder's fee of $20,000, and our U.S. placement agent vFinance, Inc., a placement fee of $78,000. Commencing in July, 2005 and continuing through the date hereof, we are engaged in our current private placement and have issued an aggregate 10,416,667 units, comprised of 10,416,667 common shares and 10,416,667 warrants, and 16,667 Series E preferred shares and a further 1,666,667 warrants that are exercisable at the earliest in May, 2006. to 7 foreign-based and U.S. accredited investors at the subscription price of between $0.06 and $0.10 per unit, raising gross proceeds of approximately $740,000 and out of which the Company will pay aggregate finder's fees to its Swiss placement agents of $12,000. We expect to raise an additional approximate $250,000 in gross proceeds in our current private placement upon these same terms which shall result in the issuance of an additional 4,166,666 units, comprised of 4,166,666 common shares and 4,166,666 warrants. As a result of their continuing investments in our securities, Messrs. Christoph Marti of Switzerland and Victor Cilli and James Morton of the U.S., each currently own in excess of 5% of our outstanding common shares: see, the table under "SECURITY OWNERSHIP", below.

      2. Stock Options, Warrants and Common Shares Surrendered for Cancellation. In September, 2005, our officers and directors surrendered an aggregate 4,507,709 stock options, 2,281,916 common stock purchase warrants and 11,247,607 common shares in order to accommodate the Company's need to have available common shares for its current private placement. We issued 112,476 shares of our Series E convertible preferred shares to our officers and directors in exchange for the cancellation of their aggregate 11,247,607 common shares. These Series E preferred shares will automatically convert in March, 2006, into an amount of common shares equal to those common shares. Following the adoption of the Amendment to our Certificate of Incorporation, increasing our authorized common shares from 200,000,000 to 300,000,000, we intend to replace all of the stock options and common stock purchase warrants surrendered by our officers and directors, without any change, modification or amendment of any of their terms or provisions. In addition, we will authorize the issuance of the 12,914,274 common shares to underlie the 112,476 Series E preferred shares issued to our officers and directors and the 16,667 Series E preferred shares issued to one investor which are necessary to accommodate the automatic conversion of these preferred shares in March, 2006 and May, 2006.

      3. Stock Issued in Lieu of Salary. In May, 2005, we issued 1,000,000 units, comprised of 1,000,000 common shares and 1,000,000 warrants, to Steven D. Rudnik, our President, Chief Executive Officer and a Director, in lieu of paying him $100,000 cash of his salary for fiscal year 2005. The 1,000,000 units paid to Mr. Rudnik, valued at the then private placement unit price of $0.10 per unit, are equivalent to the $100,000 in salary for which these units were issued.

      4. Stock Issued for Consulting Services. Beginning in January, 2005 and continuing through the date hereof, we issued an aggregate 3,350,000 common shares and 1,200,000 stock options to consultants for investor relations and general business consulting services rendered to the Company pursuant to the terms of their consulting agreements.

As of February 6, 2006, we have outstanding, 140,606,672 common shares, currently exercisable stock options to purchase 7,036,324 common shares, warrants to purchase 48,219,350 common shares all of which are currently exercisable as well as warrants to purchase 1,666,667 shares that are at the earliest exercisable in May, 2006 and convertible preferred stock, presently convertible into 1,757,198 common shares and further convertible preferred stock convertible into 12,914,274 common shares in March and May, 2006. These outstanding securities currently require an authorized amount of 197,619,544 common shares, which amount does not include the aggregate 8,333,332 common shares we contemplate issuing in our current private placement in the form of 4,166,666 units at the price of $.06 per unit to raise an approximate $250,000 in additional gross proceeds, with such units requiring 4,166,666 common shares and 4,166,666 warrants, with an equivalent number of common shares underlying these warrants. Following the reissuance of the stock options and common stock purchase warrants to replace the 6,789,625 securities previously surrendered for cancellation by our officers and directors, as well as authorizing the issuance of 12,914,274 common shares to accommodate the conversion of the Series E preferred shares and an aggregate 8,333,332 common shares and equivalents we plan to issue in our current private placement and counting the 1,666,667 shares underlying warrants that become exercisable in May, 2006, we will have 227,323,442 common shares outstanding on a fully diluted basis, comprised of 156,937,612 outstanding common shares, currently exercisable stock options to purchase 11,952,783 common shares, warrants to purchase 56,384,599 common shares and convertible preferred stock, convertible into 1,757,198 common shares.

Accordingly, if our shareholders approve the amendment to our Certificate of Incorporation to increase our authorized common shares from 200,000,000 to 300,000,000, we will have utilized an aggregate 227,323,442 authorized common shares to cover our existing and projected common share requirements. Except for the plan to use the approximate 8,333,332 common shares and equivalents for our current private placement needs, the Board of Directors has no other plans, proposals or arrangements to issue any of the newly authorized shares of common stock to effect any acquisitions, equity financings, stock dividends or stock splits or other transactions that would involve the issuance of our common stock.

In the event shareholders do not vote to approve the amendment to our certificate of incorporation, increasing our authorized common shares to 300,000,000, we will not be able to: (1) replace the 6,789,625 options and warrants as well as the 11,247,607 common shares previously surrendered by our officers and directors for cancellation; (2) issue any of the 8,333,332 units we intend to sell in our current private placement to new investors to raise additional gross proceeds of approximately $250,000, the result of which could have a material adverse effect on our plan of operations and financial condition, requiring that we terminate employees and or reduce other costs of our operations, or (3) issue any new common shares or their equivalents for any proper corporate purpose, including stock issuances for equity financings or for services rendered to the Company.

Potential Anti-Takeover and Other Effects of the Proposed Amendment

      The increase in the authorized number of shares of Common Stock could have some negative consequences to shareholders. The authorization of new shares of Common Stock will not, by itself, have any effect on the rights of holders of shares of Common Stock. However, the issuance of new shares of Common Stock could affect the holders of our shares of the Common Stock in a number of ways. For example, the voting power of our outstanding Common Stock will be diluted to the extent we issue additional shares of Common Stock in the future. Also, the issuance of Common Stock may result in a dilution of earnings per share of the Common Stock.

The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by Company management. Our Board has not proposed the amendment to increase the authorized Common Stock for the purpose of making it more difficult for a third party to acquire the Company, and Company management is not aware of any specific proposal or takeover attempt by any third party at the current time. However, the additional Common Stock authorized by this amendment could be issued by Company management to discourage or defeat an attempt to change control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.


The Company's Existing Anti-Takeover Defenses

      The Company's Articles of Incorporation do not contain any other provisions which the Company reasonably believes has anti-takeover effects. Our Articles of Incorporation and Bylaws contain other provisions that may have relevance in a contest for control of the Company but which are not properly characterized as takeover defenses. For example, our Bylaws contain procedural requirements with respect to proposals by shareholders or nominations for directors at special or annual meetings.

The Amendment to increase the number of authorized shares will have no effect on the legal rights of the holders of the existing shares of Common Stock.


THE BOARD OF DIRECTORS HAS ADOPTED RESOLUTIONS THAT SET FORTH THE AMENDMENT, DECLARE THE ADVISABILITY OF THE AMENDMENT, AND SUBMIT THE AMENDMENT TO THE STOCKHOLDERS FOR APPROVAL. THE BOARD RECOMMENDS APPROVAL OF THE AMENDMENT BY THE STOCKHOLDERS.


                                 PROPOSAL THREE

              APPROVAL OF AMENDMENT TO THE EMPLOYMENT AGREEMENT FOR

             STEVEN D. RUDNIK, PRESIDENT AND CHIEF EXECUTIVE OFFICER


      On October 11, 2005, the Board of Directors approved an amendment to the Company's current employment agreement with Steven D. Rudnik, our President and Chief Executive Officer, subject to the approval of the Company's shareholders. A copy of Mr. Rudnik's current Employment Agreement with the Company dated April 15, 2002, is included in this proxy statement as Exhibit B; a copy of the proposed Amendment to Mr. Rudnik's Employment Agreement is included in this proxy statement as Exhibit C.

CURRENT EMPLOYMENT AGREEMENT

      In April, 2002, the Company entered into an employment agreement with Steven D. Rudnik, the President and Chief Executive Officer, to serve in such capacities for a five year term, ending in April, 2007. Pursuant to the terms of this agreement, Mr. Rudnik is entitled to receive a base salary of $133,333 each year of the term. Upon attainment by the Company of gross revenues in amounts commencing at $750,000 and for each $250,000 increase in gross revenues thereafter, the Company agreed to pay Mr. Rudnik an $11,111 increase in the base salary for each remaining year during the term of the agreement. Mr. Rudnik is also eligible to receive stock grants in the amount of 20,833 shares upon the Company's attainment of gross revenues of $750,000 and for each $250,000 increase in gross revenues thereafter up to $2,000,000, Mr. Rudnik may earn additional stock grants of 20,833 shares; upon the attainment of $2,500,000 of gross revenues and for each $500,000 increase in gross revenues up to $4,000,000, Mr. Rudnik may earn additional stock grants of 25,000 shares. Upon attainment of $750,000 in gross revenues and for each $250,000 increase thereafter up to $2,000,000, Mr. Rudnik may earn stock options to purchase 24,306 common shares at the exercise price that is the greater of $.10, or that amount represented by the average trading price of the Company's common shares during the 20 successive trading days immediately preceding the vesting dates of the applicable stock options, as reported by the Electronic Bulletin Board, over-the-counter market or on any successor stock exchange; upon the attainment of $2,500,000 of gross revenues and for each $500,000 increase thereafter up to $4,000,000, Mr. Rudnik shall receive stock options to purchase 100,000 shares. As of the date of this proxy statement, the Company has not made any increased base salary payment nor has it issued any stock grants or stock options to Mr. Rudnik based upon the attainment of gross revenues. In addition, the Company pays Mr. Rudnik a car allowance in the amount of $900 per month as well as reimbursement for all maintenance and insurance costs for the automobile. As well, the Company reimburses Mr. Rudnik for the reasonable, ordinary and necessary pre-approved business expenses incurred by him during the scope of his employment. The Company maintains a term life insurance policy on Mr. Rudnik's life in the face amount of $2,000,000, payable to his designated beneficiaries. In the event the Company terminates his employment during the term for reasons other than "Cause", the Company shall pay Mr. Rudnik a severance benefit equal to six months of his then base salary. This agreement requires Mr. Rudnik to abide by the non-competition, confidentiality and restrictive covenants for a period of 24 months following any termination of his employment with the Company.

      During the past four years of the term of Mr. Rudnik's employment agreement, Mr. Rudnik has offered, and the Board of Directors has accepted, to exchange between $100,000 and $110,000 of his cash base salary for restricted Company securities during each of these four years. These exchanges, including the one made during the current year of 2005, has permitted the Company to save a significant portion of its cash, $410,000 to date. The "conversion rate" used during these four exchange transactions, permitting the issuance of securities to Mr. Rudnik in lieu of part of his base salary, historically has been based upon the then most current private placement offering terms to prospective accredited investors. During 2002, the Company's private placement offered accredited investors restricted common shares at the price of $.10 per share and that price was utilized by the Board of Directors as the conversion rate in exchange for $110,000 of Mr. Rudnik's 2002 cash base salary, resulting in the issuance to him of 1,100,000 restricted common shares; during 2003, the conversion rate was $.10 per share, resulting in the issuance of 1,000,000 common shares; in 2004, the applicable private placement terms to prospective investors was $.06 for a "Unit", consisting of one (1) restricted common share and one-half (1/2) warrant to purchase a common share at the exercise price of $0.15, and Mr. Rudnik was issued 1,666,666 restricted common shares and warrants to purchase 833,333 common shares at the exercise price of $0.15 per share, and; during the current 2005 year, the conversion rate was also based upon the Company's private placement of Units, at the price of $.10 per unit, with each unit composed of one (1) common share and one (1) warrant, exercisable at the price of $0.15 per share.

AMENDMENT TO EMPLOYMENT AGREEMENT

      The proposed "Amendment" to Mr. Rudnik's current employment agreement retains all of the material terms and provisions discussed above and seeks to add two (2) new provisions: the first seeks to extend the employment term for approximately three and one-half (3 1/2)) years, from April 14, 2007, the end of the employment term currently in effect under the employment agreement, to December 31, 2010, and; the second seeks to continue to provide Mr. Rudnik with the option to convert up to $100,000 of his cash base salary into Company securities.


      Conversion of up to $100,000 of Base Salary into Company Stock During the Remaining Five Years of the Employment Term. The Amendment proposes to permit Mr. Rudnik the option to convert up to $100,000 of his cash base salary during each of the next five (5) years at the fixed conversion equal to $.06 per "Unit", with each Unit consisting of one (1) restricted common share and one (1) warrant to purchase a share of common stock at the exercise price of $.15 per share anytime during the three year period following conversion, which conversion rights are only exercisable by Mr. Rudnik during any of the five years only if the Company attains the following cumulative gross revenues on or before the expiration of each of the five applicable years:

                            Maximum Amount of Base     Amount of Cumulative Gross Revenues Required
         Calendar Year        Salary Convertible        During Term to Exercise Conversion Right
             2006                 $100,000                            $1,000,000
             2007                 $100,000                            $2,000,000
             2008                 $100,000                            $3,000,000
             2009                 $100,000                            $4,000,000
             2010                 $100,000                            $5,000,000

      If the Company does not attain at least $1,000,000 in cumulative gross revenues on or before December 31, 2006, Mr. Rudnik's right to convert any of his $100,000 cash base salary earned during calendar year 2006 automatically terminates. If, however, the Company fails to attain cumulative gross revenues of $2,000,000 on or before December 31, 2007, terminating Mr. Rudnik's conversion right for the calendar year of 2007, but achieves cumulative gross revenues of $7,000,000 two months later on March 1, 2008, Mr. Rudnik's rights to exercise his conversion of up to $100,000 of his base salary during 2008, 2009 and 2010 become fully exercisable during each of these three years. If the Company attains the cumulative gross revenues for each of the five calendar years of the new term of his employment agreement and Mr. Rudnik exercises his conversion rights for the maximum $100,000 each year, the Company will have issued to him an aggregate 8,333,335 restricted common shares and 8,333,335 warrants to purchase an equal number of common shares at the exercise price of $.15 per share. This cumulative 16,666,670 Company securities represents 8.0% of our currently outstanding common shares, on a fully diluted basis, and if Proposal Two is approved by shareholders, increasing the number of common shares we can issue, we will replace Mr. Rudnik's 4,486,875 surrendered options and warrants and also replace the options and warrants surrendered by the other directors and officers and, subject to market conditions, we issue up to an additional 8,333,332 units to prospective investors in our private placement, Mr. Rudnik would beneficially own 28,035,192 outstanding common shares, representing approximately 12.7% of our projected 223,035,192 outstanding common shares, on a fully diluted basis.

      Extension of Employment Term for Additional Three and One-Half (31/2) Years. The term of Mr. Rudnik's employment under his existing employment agreement was for five (5) years, commencing on April 15, 2002, and terminating five years thereafter, on April 14, 2007. The amendment seeks to extend Mr. Rudnik's employment term, from April 14, 2007 to December 31, 2010, an additional three and one-half years.

THE BOARD OF DIRECTORS HAS ADOPTED RESOLUTIONS THAT SET FORTH THE AMENDMENT TO MR. RUDNIK'S EMPLOYMENT AGREEMENT AND THE SUBMITTAL OF THE AMENDMENT TO THE STOCKHOLDERS FOR APPROVAL. THE BOARD RECOMMENDS APPROVAL OF THE AMENDMENT TO THE EMPLOYMENT AGREEMENT OF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER BY THE STOCKHOLDERS.

                                 PROPOSAL FOUR
                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Rosenberg Rich Baker Berman & Company, the independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. The Board proposes that the Stockholders ratify this appointment. Rosenberg Rich Baker Berman & Company audited the Company's financial statements for the fiscal years ended December 31,

2004 and restated those results which can be found in the copy of the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004, enclosed and delivered to Stockholders with this proxy statement. The Company expects that representatives of Rosenberg Rich Baker Berman & Company will be present at the Special Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Auditors' Fees

      For the fiscal year ended December 31, 2004, the aggregate fees billed for professional services rendered by Rosenberg Rich Baker Berman & Company for the audit of the Company's financial statements and the reviews of its financial statements included in the Company's quarterly reports totaled approximately $40,307.

Tax Fees

      For the fiscal year ended December 31, 2004, we paid Rosenberg Rich Baker Berman & Company a total of $5,961 for tax compliance, tax advice and tax planning to our auditors.

All Other Fees

      For the fiscal year ended December 31, 2004, there were no other fees billed by Rosenberg Rich Baker Berman & Company, the Company's independent auditors.

The affirmative vote of a majority of the shares at the Special Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ROSENBERG RICH BAKER BERMAN & COMPANY INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND PROXY SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are a public company and file Special, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

      You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone else to provide you with information that is different from what is contained or incorporated in this Proxy Statement. This document is dated March 9, 2006.

You should not assume that the information in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below:

      * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended, a copy of which accompanies this Proxy Statement.

                             SOLICITATION OF PROXIES

      The solicitation of proxies in the enclosed form is made on behalf of the company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                 OTHER MATTERS

      The Board of Directors knows of no matter which will be presented for consideration at the Special Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

        STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

      The Board of Directors has fixed May 19, 2006 as the date for our 2006 Annual Meeting of Shareholders. To be considered for inclusion in our proxy statement relating to the 2006 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 28, 2006. Proposals not received during that time frame will not be voted on at the Annual Meeting. If a proposal is received during that time frame, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of the Secretary, Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930.


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                             By order of the Board of Directors


                                             Joerg H. Klaube, Secretary

Chester, New Jersey
March 9, 2006

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE of INCORPORATION
                                       OF
                      MAGNITUDE INFORMATION SYSTEMS, INC.

      MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:


            FIRST: That by majority vote of the Director's of the Corporation at a duly organized meeting held on October 11, 2005, pursuant to
            Section 141 of the General Corporation law of the State of Delaware (the "DGCL"),and pursuant to the vote of shareholders of the Corporation owning a majority of the Corporation's issued and outstanding common shares at a duly organized meeting on March 31, 2006, pursuant to Section 211 of the DGCL, for stockholders of record on February 6, 2006, pursuant to Section 213 of the DGCL, the following resolution was duly adopted:

            RESOLVED, that the Board of Directors and the shareholders of the Corporation hereby declare it advisable and in the best interests of the Corporation that Article IV of the Corporation's Certificate of Incorporation, filed with the Secretary of State, State of Delaware on April 19, 1988, as amended (the "Certificate of Incorporation") be amended to read as follows:

            FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 303,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $.0001 per share, and 3,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND: That the above stated amendment was approved by the Board of Directors of the Corporation by majority vote pursuant to
            Section 141 of the DGCL and by majority vote of the shareholders of the Corporation owning a majority of the Corporation's issued and outstanding common shares on March 31, 2006.

THIRD: That the above stated amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Steven D. Rudnik, President, an Authorized Officer, this 31st day of March, A.D. 2006.

                                           MAGNITUDE INFORMATION SYSTEMS, INC.

                                           By: ________________________________
                                                 Steven D, Rudnik, President

EXHIBIT B

                              Employment Agreement

      EMPLOYMENT AGREEMENT dated as of April 15, 2002 (the "Agreement") between Magnitude Information Systems, Inc. (the "Company") and Steven D. Rudnik, presently residing at 8 Knollwood Terrace, Chester, NJ 07930 (the "Executive").

      WHEREAS, Executive has represented to the Company that he has certain valuable expertise and know-how in the area of early-stage software companies; and

      WHEREAS, based upon such valuable expertise and know-how the Company wishes to employ the services of Executive; and

      WHEREAS, the parties desire to enter into this Agreement in order to insure Executive's employment by the Company, in such capacities and with such duties as hereinafter set forth and to insure the Company that it will have the benefit of his continued services for at least the Term of Employment herein described;

      NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. EMPLOYMENT AND DUTIES

      1.1. General. The Company hereby employs Executive, and Executive agrees to serve as Chairman, Chief Executive Officer and President of the Company upon the terms and conditions herein contained. Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the board of directors of the Company (the "Board"). Nothing contained herein shall restrict Executive from acting as a director of or owning shares in other companies not in competition with the Company, provided that such services and ownership interests do not materially interfere with Executive's performance of his duties hereunder. Executive shall report directly to the Board and shall provide such reports as may be requested by the Board.

      1.2. Exclusive Services. For so long as Executive is employed by the Company, he shall devote his full-time working hours to his duties hereunder. Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior written approval of the Board or otherwise engage in activities which would interfere with his faithful performance of his duties hereunder.

      1.3. Term of Employment. Executive's employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate five (5) years after the Effective Date (the "Initial Term"), unless terminated earlier due to death of Executive or Termination for Cause pursuant to this Agreement; subject, however, to automatic renewals for additional two year terms (the "Renewal Term(s)") except where the Company provides written notice of non-renewal no later than six months prior to the expiration of the Initial Term or any Renewal Term. The period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date, or such later date to which the term of Executive's employment shall have been extended, or such earlier date as may result from Termination for Cause or resignation, is hereinafter referred to as the "Employment Term".

      1.4 Representation. Executive hereby confirms that he is in good health and has the mental and physical abilities to carry out and perform all of the services required under the terms of this Agreement.

2.    COMPENSATION

      2.1. Base Salary. From the Effective Date, the Company shall pay Executive a base salary ("Base Salary") at a rate of $133,333 per annum, payable in accordance with the Company's payroll practices, as such practices may exist from time to time. The Base Salary may be increased by up to an aggregate $66,667 per annum during the Employment Term as follows: commencing at $-0- upon April 1, 2002, upon the attainment during the Employment Term of each of the below cumulative gross sales revenue amounts, determined in accordance with generally accepted accounting principles consistently applied, and as set forth below, the Base Salary shall be increased $11,111 annually, up to the maximum $200,000 per annum:

   Gross Sales Revenues                        Base Salary Increase (per annum)
   --------------------                        --------------------------------
   $750,000                                    $11,111
   $1,000,000                                  $11,111
   $1,250,000                                  $11,111
   $1,500,000                                  $11,111
   $1,750,000                                  $11,111
   $2,000,000                                  $11,111

Each of the above increases in the Base Salary shall be effective and added to Executive's Base Salary for the next pay period following the Company's attainment of each of the respective cumulative gross sales revenue amounts.

      2.2. Stock Grants. From time to time and commencing at $-0- upon April 1, 2002, the Company shall issue to Executive the following stock grants corresponding to the Company's attainment during the Employment Term of certain cumulative gross sales revenue amounts, determined in accordance with generally accepted accounting principles consistently applied, as follows:

    Gross Sales Revenues                       Stock Grant Amounts
    --------------------                       -------------------
    $750,000                                   20,833
    $1,000,000                                 20,833
    $1,250,000                                 20,833
    $1,500,000                                 20,833
    $1,750,000                                 20,833
    $2,000,000                                 20,833
    $2,500,000                                 25,000
    $3,000,000                                 25,000
    $3,500,000                                 25,000
    $4,000,000                                 25,000

Each of the above stock grants shall fully vest and be delivered to Executive as soon as practicable following the Company's attainment of the specified cumulative Gross Sales Revenue amounts.

      2.3 Stock Options. The Company hereby grants to Executive the following options to purchase, subject to the Company's attainment of the cumulative gross sales revenue amounts set forth below, commencing at $-0- upon April 1, 2002, and determined in accordance with generally accepted accounting principles consistently applied, the Company shall issue to Executive from time to time Stock Options to purchase up to an aggregate 545,833 of the common shares of the Company (the "Stock Option(s)"), exercisable at any time during the seven (7) year period following the date of their grant and whose exercise price shall be equal to the higher of $0.10 per share or that amount represented by the average trading price of the Company's common shares during the 20 successive trading day period immediately preceding the applicable date upon which any of the following Stock Options shall fully vest or, in the case of a stock grant or commission payable in the form of Company stock, on the date fully vested or on the date earned, as reported in the Electronic Bulletin Board, over-the-counter market or on any successor stock exchange (the "Market Price"), the designated amounts of which shall fully vest from time to time upon the Company's attainment of each cumulative level of gross sales revenue amounts in accordance with the following schedule:

    Gross Sales Revenues                     Amount of Fully Vested Stock Option
    --------------------                     -----------------------------------
    $750,000                                             24,306
    $1,000,000                                           24,306
    $1,250,000                                           24,306
    $1,500,000                                           24,306
    $1,750,000                                           24,306
    $2,000,000                                           24,306
    $2,500,000                                          100,000
    $3,000,000                                          100,000
    $3,500,000                                          100,000
    $4,000,000                                          100,000

3.    EMPLOYMENT BENEFITS

      3.1. General Benefits. Executive shall receive the following benefits during the Employment Term:

      (a) Executive will be eligible to participate in benefit programs of the Company consistent with those benefit programs provided to other senior managers of the Company excluding any key employee stock option plans outside of this Agreement; and

      (b) a fully paid medical/hospitalization policy for Executive and his family.

      3.2. Vacation. Executive shall be entitled to four weeks paid vacation during the year 2002 and four weeks each year thereafter in accordance with Company policies and procedures. Executive may only carry up to an aggregate of five (5) vacation days from one calendar year to the next in accordance with current Company policy.

      3.3. Automobile Allowance. Executive will receive a $900 car allowance per month and be responsible for mileage and all other car expense.

      3.4. Reimbursement of Expenses. The Company will reimburse Executive for reasonable, ordinary and necessary pre-approved business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by Executive of an itemized account of such expenditures, in accordance with Company practices consistently applied.

      3.5. Severance. Provided Executive's termination is not based upon "Cause" as defined in Section 4.2 below, the Company shall pay to Executive a severance benefit equal to six (6) months of Executive's then Base Salary, in the event such termination occurs during the remaining time of the Employment Term, or in case of non-renewal of the Employment Term..

      3.6 Life Insurance. The Company shall purchase and maintain during the Employment Term a term life insurance policy, insuring the life of Executive, providing a death benefit in the amount of $2,000,000 and which proceeds shall be payable in such event to Executives designated beneficiaries.

4.    TERMINATION OF EMPLOYMENT

      4.1. Termination for Cause; Resignation.

      4.1.1. General. If, prior to the expiration of the Employment Term, Executive's employment is terminated by the Company for Cause, the only compensation to which Executive shall be entitled is his Base Salary as then in effect through and including the date of termination and his accrued unused vacation and his earned cash commissions, if applicable, unless such termination is for a Disloyalty Termination Event (as described in Section 4.2 below), in which case the only payment to which Executive shall be entitled is his Base Salary as then in effect through and including the date of termination and accrued unused vacation. If Executive resigns from his employment hereunder, the only payment to which Executive shall be entitled is his Base Salary as then in effect through and including the date of resignation, accrued unused vacation and severance as defined in section 3.5 above.

      4.1.2. Date of Termination/Resignation. The date of termination for a Felony Termination Event or Substance Abuse (as defined in Section 4.2 below) shall be the date of the written Notice of Termination provided for in Section
4.1.3. The date of termination or cessation of employment for a Conduct, Performance or Disloyalty Termination Event shall be the date thirty (30) days after the Event is finally determined through applicable Company procedures governing the conduct of employees. In the event termination for Conduct, Performance or Disloyalty is disputed, the Company may, at its option, suspend Executive with fifty percent (50%) of Executive's then current pay until such dispute is resolved in accordance with this Agreement. The date of resignation shall be the date specified in the written notice of resignation from Executive to the Company, or if no date is specified by Executive therein, three (3) business days after receipt by the Company of written notice of resignation from Executive. In no event shall resignation date specified by Executive in any written notice of resignation be more than thirty (30) days from the date of such notice.

      4.1.3. Notice of Termination for Felony Termination Event. Unless first terminated by a written notice of the Board, termination of Executive's employment for a Felony Termination Event (as defined in Section 4.2 below) shall be effected by delivery of a written notice of termination from the Company to Executive, which notice shall specify the event or events set forth in Section 4.2 giving rise to such termination (the "Notice of Termination").

      4.1.4.Arbitration. All disputes involving termination of Executive's employment for a Conduct, Performance or Disloyalty Termination Event shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Agreement, and the Commercial Arbitration Rules of the AAA. In the event of any inconsistency between such rules and this Agreement, this Agreement shall control. The arbitration process shall commence when Executive has received written notice by the Company that Executive is being dismissed for any of the above referenced reasons. Either party may then notify the AAA who shall then supply the parties with a list of three potential arbitrators. Each party shall then have four (4) business days from the date of receipt to object to one of the potential arbitrators. The remaining potential arbitrator (and if more than one is remaining, then one shall be selected by lot) shall serve as the single arbitrator. Each party shall then have sixty (60) days to conduct discovery pursuant to the terms and provisions of the New Jersey Rules of Civil Procedure. Upon conclusion of the sixty (60) day period or such earlier time as the parties may agree the parties shall participate in an arbitration proceeding in accordance with the AAA's then current policies and procedures. The arbitration proceedings shall be conducted in New Jersey at the offices of AAA or such other place in New York as the parties shall mutually agree. The arbitrator shall be empowered to impose sanctions and take such other actions as the arbitrator deems necessary to the same extent a judge could do pursuant to the New Jersey Rules of Civil Procedure and applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall be responsible for their own expenses incurred in conjunction with any arbitration proceeding or action.

      4.2 Cause. Termination for "Cause" shall mean termination of Executive's employment because Executive (a) has engaged in fraudulent or criminal conduct in connection with the performance of his duties hereunder which conduct materially and adversely affects the Company (a "Conduct Termination Event"),
(b) admits to or has been convicted of a crime punishable by imprisonment for more than one year (a "Felony Termination Event"), (c) has failed to perform (following a written warning specifying such deficiency and a reasonable opportunity to cure) the normal and customary duties required of his position of employment (a "Performance Termination Event"), (d) has been disloyal to the Company by assisting competitors of the Company or their associates to the disadvantage of the Company by a breach of Section 6 or by otherwise actively assisting competitors to the disadvantage of the Company (a "Disloyalty Termination Event"), or (e) has failed to cure after a notice of a reasonable directive issued by the Board pertaining to conduct detrimental to the Company and/or its business, a breach of this Agreement and shall include but not be limited to alcohol and substance abuse, harassment and other such actions which jeopardize the Company and or its business.

5.    PERMANENT DISABILITY

      In the event Executive shall fail, because of Illness, physical or mental disability or other incapacity, for a period of three (3) consecutive months, or for shorter periods aggregating four (4) months during any twelve-month period, to render the services provided for by this Agreement, then the Company may, by written notice to Executive after the last day of the three (3) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of four months, reduce Executive's compensation hereunder for "Permanent Disability" as follows:

                First Four Months                No Reduction

                Following 12 months              Fifty percent (50%)
                (or if less, the                 of compensation
                balance of the
                Employment Term)

Executive will use his reasonable best efforts to cooperate with any physician practicing in the State of New Jersey selected by the Company to determine whether or not Permanent Disability exists. To the extent a dispute should arise with respect to whether or not Permanent Disability exists, Executive and the Company shall each be entitled to select their own physician practicing in the State of New Jersey having appropriate and acknowledged levels of expertise in the area of the claimed disability, and the joint determination of such physicians made in writing to the Company and Executive shall be final and conclusive for all purposes of this Agreement; provided that if such physicians cannot agree, the matter will be referred to arbitration in the manner set forth in Section 4.1.4. Any payments provided for in this Section 5 shall be reduced to the extent that such payments, together with any disability payments received by Executive under any disability plan, program or arrangements, exceed Executive's Base Salary. Except (i) as to the obligation to continue to pay Executive's medical insurance premiums for a period of 18 months following delivery of the written notice of "Permanent Disability" to Executive or (ii) as otherwise provided herein, upon final determination of permanent disability, the Company shall have no further obligation to Executive under this Agreement.

6.    NON-COMPETITION/NON-SOLICITATION AND CONFIDENTIALITY

      6.1. Non-competition/Non-solicitation. Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (a) engage in any business that is in competition with any business actively conducted by the Company or any of its subsidiaries/affiliates within the various states in which the Company or its subsidiaries/affiliates conduct business; (b) solicit or endeavor to entice away from the Company or any of its subsidiaries/affiliates any person who is, or was during the then most recent 24-month period, employed by or a subcontractor of the Company or any of its subsidiaries/affiliates; (c) solicit or endeavor to entice away from the Company or any of its subsidiaries/affiliates any person or entity who is, or was within the then most recent 24-month period, a customer, client or prospect of the Company or any of its subsidiaries/affiliates for a competing product; or (d) perform any services in competition with the Company or its subsidiaries/affiliates for or on behalf of any such customer, client or prospect. For purposes of this paragraph, the term "prospect" shall be mean those potential customers and/or contacts of the Company and/or its subsidiaries/affiliates on the date of termination of this Agreement, as determined and included in a then existing sales prospect report maintained by the Company's sales management . The obligations of this Section
6.1 shall apply for 24 months after termination of employment of, or resignation by Executive as well as after the end of the Term of Employment and during employment and shall be extended by a period of time equal to any period during which Executive shall be in breach of such obligations.

      6.2. Confidentiality. Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that she may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's, or any of its affiliates or subsidiaries, products, services, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, products or service price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

      6.3. Exclusive Property . Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company. Similarly, all patents and/or inventions or new products developed by Executive, alone or with others during the term of this Agreement shall constitute "work product" as such term is generally used and shall remain the property of the Company upon termination or expiration of this Agreement.

      6.4. Injunctive Relief. Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6 and, to the extent it is successful on the merits, to obtain reimbursement for all its costs and expenses reasonably incurred, including reasonable attorneys fees, in connection with the enforcement of this Section 6. If for any reason a final decision of any court determines that the restrictions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in this Section 6 as will render such restrictions valid and enforceable.

      The parties hereto acknowledge and agree that the consideration given for the non-competition clause contained in Section 6.1 above are the valuable and substantial stock options set forth in Section 2.4 hereinabove.

7     MISCELLANEOUS

      7.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows

      To Company:      Board of Directors
                       Magnitude Information Systems, Inc.
                       401 Route 24, Chester, New Jersey 07930

      With copy to:    Chief Financial Officer
                       Magnitude Information Systems, Inc.
                       401 Route 24, Chester, New Jersey 07930

      To Executive:    Steven D. Rudnik
                       8 Knollwood Terrace, Chester, NJ 07930

      Any such notice or communication shall be sent certified or registered mail, return receipt requested, or by recognized overnight delivery service, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefore, shall determine the time at which notice was given.

      7.2. Severability. If a court of competent jurisdiction determines that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      7.3. Assignment. This Agreement shall inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive.

      7.4 Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Executive with reference to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

      7.5. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

      7.6. Governing Law. This Agreement shall he construed, interpreted, and governed in accordance with the laws of New Jersey without reference to rules relating to conflict of law.

      IN WITNESS WHEREOF the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand, as of the day and year first above written.



                                     MAGNITUDE INFORMATION SYSTEMS, INC.




                                     By:     /s/ Joerg H. Klaube
                                          -------------------------
                                               Joerg H. Klaube

Exhibit C

                        Amendment to Employment Agreement


      This "Amendment" is dated as of October 17, 2005 and amends and modifies that certain Employment Agreement, dated April 15, 2002 (the "Agreement"), by and between Magnitude Information Systems, Inc. (the "Company") and Steven D. Rudnik, presently residing at 2 Hilltop Road, Mendham, NJ 07945 (the "Executive"), as follows:

      A. Section 1.3., entitled "Term of Employment", shall be deleted in its entirety and the following new Section 1.3 shall be substituted in lieu thereof:

            1.3. Term of Employment. Executive's employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on December 31, 2010 (the "Initial Term"), unless terminated earlier due to death of Executive or Termination for Cause pursuant to this Agreement; subject, however, to automatic renewals for additional two year terms (the "Renewal Term(s)") except where the Company provides written notice of non-renewal no later than six (6) months prior to the expiration of the Initial Term or any Renewal Term. The period commencing on the Effective Date, or such later date to which the term of Executive's employment shall have been extended, or such earlier date as may result from Termination for Cause or resignation, is hereinafter referred to as the "Employment Term".

      B. A new Section 2.4, entitled "Salary Conversion Option" shall be inserted following Section 2.3 at page three of the Agreement, as follows:


            2.4. Salary Conversion Option. As undertaken by the Company and Executive during each of the past four years of his employment, the Company hereby grants to the Executive the option to convert up to $100,000 of his Base Salary during each of the next five years of the Employment Term at the fixed conversion rate equal to $.06 per "Unit", with each Unit consisting of one (1) restricted common share and one (1) common stock purchase warrant, which conversion right for each such year is only exercisable by Executive if the Company attains the following cumulative gross revenues on or before the date of December 31st of each of the five applicable years according to the following table:

                                                  Amount of Cumulative Gross
                                                   Revenues Required During
                        Maximum Amount of Base         Year to Exercise
     Calendar Year        Salary Convertible           Conversion Right
      ------------        ------------------           ----------------
         2006                 $100,000                    $1,000,000
         2007                 $100,000                    $2,000,000
         2008                 $100,000                    $3,000,000
         2009                 $100,000                    $4,000,000
         2010                 $100,000                    $5,000,000

            Each of the common stock purchase warrants obtained pursuant to the conversion rights set forth in this Section 2.4 shall be exercisable at the exercise price of $.15 per common share anytime during the three year period following any conversion (the "Warrant(s)"). The conversion right set forth in this Section 2.4 automatically terminates on

            December 31st of each of the five applicable years of the Employment Term if the required cumulative gross revenues are not attained by the Company. For example, if the Company does not attain at least $1,000,000 in cumulative gross revenues on or before December 31, 2006, the Executive's right to convert up to $100,000 of his Base Salary earned during calendar year 2006 automatically terminates. If, on the other hand, the Company fails to attain cumulative gross revenues of $2,000,000 on or before December 31, 2007, terminating Executive's conversion right for the calendar year of 2007, but the Company achieves cumulative gross revenues of $7,000,000 two months later on March 1, 2008, the Executive's rights to exercise his conversion of up to $100,000 of his Base Salary during 2008, 2009 and 2010 become fully exercisable during each of those three years.

      C. Ratification and Confirmation of Remaining Terms and Provisions of the Employment Agreement. The parties hereby ratify and confirm all of the terms and provisions of the Employment Agreement not expressly modified and amended pursuant to the provisions of this Amendment.


IN WITNESS WHEREOF the Company has caused this Amendment to be duly executed and Executive has hereunto set his hand, as of the day and year first above written.

                                   MAGNITUDE INFORMATION SYSTEMS, INC.

                                   DIRECTORS:

                                   By: /s/ Ivano Angelastri
                                       ---------------------------
                                       Ivano Angelastri

                                   By: /s/ Steven Gray
                                       ---------------------------
                                       Steven Gray

                                   By: /s/ Joseph J. Tomasek
                                       ---------------------------
                                       Joseph J. Tomasek

EXHIBIT D

                      Magnitude Information Systems, Inc.

                             Audit Committee Charter
                                December 16, 2002

Note: This audit committee charter considers the provisions of the Sarbanes-Oxley Act of 2002 and the NYSE proposed new listing standards.


Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least two directors, where the majority cannot be comprised of non-independent directors, i.e. members who are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by SEC regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

1. The committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

2. At least annually, the committee shall obtain and review a report by the independent auditors describing:

      o     The firm's internal quality control procedures.
      o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
      o All relationships between the independent auditor and the Company (to assess the auditor's independence).

3. The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

4. The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management's response.

5. The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

6. The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

7. The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

8. The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

9. The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

10. The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

11. The committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

12. The committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

13. The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

                      MAGNITUDE INFORMATION SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 31, 2006

            The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 9, 2006 in connection with the Special Meeting of Stockholders to be held at 10 a.m. Eastern Standard Time on March 31, 2006 at the offices of Magnitude Information Systems, Inc. 401 State Route 24, Chester, New Jersey 07930 and hereby appoints Steven D. Rudnik and Joerg
      H. Klaube, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Magnitude Information Systems, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments of the Meeting, with all the powers the undersigned would have if personally present at the Meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

      This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the four Directors and FOR Proposals 2, 3 and 4.

      In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments of the Meeting.

      1.    Election of two Directors

            Proposal to elect Steven D. Rudnik, Steven Gray, Ivano Angelastri and Joseph J. Tomasek as directors of the Company.

            Steven D. Rudnik          [ ]   FOR      [ ]   WITHHOLD VOTE
            Steven Gray               [ ]   FOR      [ ]   WITHHOLD VOTE
            Joerg H. Klaube           [ ]   FOR      [ ]   WITHHOLD VOTE
            Joseph J. Tomasek         [ ]   FOR      [ ]   WITHHOLD VOTE

            2. Proposal to amend the Company's Certificate of Incorporation to increase the authorized common shares from 200,000,000 to 300,000,000.

            [ ] FOR                   [ ]   AGAINST  [ ]   ABSTAIN

            3. Proposal to ratify and approve the amendment to the Employment Agreement of Steven D. Rudnik, the Company's President and Chief Executive Officer.

            [ ] FOR                   [ ]   AGAINST  [ ]   ABSTAIN

            4. Proposal to ratify the appointment of Rosenberg Rich Baker Berman & Company as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005

            [ ] FOR                   [ ]   AGAINST  [ ]   ABSTAIN

      [X] Please mark votes as in this example.

      The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

                        Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        Signature: _______________________ Date _______________

                        Signature: _______________________ Date _______________


                   PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE